EXHIBIT 99.1

Gasco
------
Energy



For Release at 8:00 AM EST on Wednesday, February 6, 2008

     Gasco Energy Announces Year-End Proved Reserves and 2008 CAPEX Budget;
                    162% Year-Over-Year Proved Reserve Growth

DENVER - February 6, 2008 - Gasco Energy (AMEX: GSX) today announced 2007 year-end proved reserves of 110.7 billion cubic feet of natural gas equivalent
(Bcfe), comprised of 104.3 Bcf of natural gas and 1,071 thousand barrels of liquids. Gasco's total proved reserves grew by 162% over year-end 2006's estimated total of 42.2 Bcfe. The company's reserve mix is 94% natural gas and 6% liquid hydrocarbons. Liquids reserves include condensate. The proved
developed  to  proved  undeveloped   composition  is  approximately  50%  proved
developed.

For 2007, Gasco replaced 482% of production exclusive of price-related and well performance revisions. Gasco increased proved developed reserves by 34% to 55 Bcfe. Extensions and discoveries from drilling added 24.8 Bcfe, while revisions attributed to a combination of well performance and improved commodity prices, added 38.7 Bcfe. The closing of the fourth quarter 2007 Brek Energy acquisition added approximately 10 Bcfe of proved developed reserves. In accordance with SEC guidelines, reserve estimates do not include any probable or possible reserves which may exist for Gasco's properties.

Gasco's estimated, pre-tax future net cash flows discounted at 10% (commonly known as the SEC PV-10 figure) for proved reserves at year-end is $161.8 million. The 2007 PV-10 calculation used net year-end commodity prices of $6.53 per Mcf of natural gas and $73.95 per barrel of crude oil. This compares to commodity prices of $4.47 per Mcf of natural gas and $43.21 per barrel of crude oil at year-end 2006. By way of comparison, the company's 2006 SEC PV-10 value was $63.2 million.

All of the  reserves  valued in the  report are  located  in  Gasco's  Riverbend
Project area in Carbon, Duchesne, and Uintah Counties in Utah's Uinta Basin. Reserve estimates are engineered by independent reservoir engineering consultants, Netherland, Sewell & Associates, Inc. and conform to the definition as set forth in the SEC Regulation S-X Part 210.4-10 (a) as clarified by subsequent Commission Staff Accounting bulletins. The proved reserves are also in accordance with Financial Accounting Standards Board Statement No. 69 requirements.

2008 Initial Capital Expenditure Budget

Gasco also today announced that its Board of Directors has approved an initial 2008 capital expenditure budget (Capex) of $32 million. The program includes the drilling and completion of approximately 24 gross (eight net) wells on Gasco's Riverbend Project located in the Uinta Basin of Utah. The wells in the program will be drilled to develop the natural-gas-bearing upper and middle Mancos shale intervals and associated uphole pay zones in each wellbore. The Capex budget does not include possible acquisitions, but may include installation of pipeline infrastructure, distribution facilities and certain geophysical operations. Gasco intends to fund the budget primarily from cash flow from operations and borrowings under the company's $250 million reserve-based revolving line of credit facility with a borrowing base of $47 million of which $12 million was drawn at 9/30/07. The borrowing base will redetermined based on year-end 2007 proven reserves.



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





Reserves Summary at December 31, 2007
--------------------------- -------------------------------------- ---------------------------------------------------
         Category                        Net Reserves                                   Value ($)
--------------------------- -------------------------------------- ---------------------------------------------------
                                  Gas                Oil
                                 (Mcf)               (Bbl)             Future Net Revenue                 SEC PV-10
--------------------------- ---------------- --------------------- ----------------------- ---------------------------

Proved Developed
--------------------------- ---------------- --------------------- ----------------------- ---------------------------
  Producing                      35,230,976               579,706            $181,993,100                 $93,310,800
--------------------------- ---------------- --------------------- ----------------------- ---------------------------
  Non-Producing                  15,589,647               115,313             $84,080,500                 $41,793,300
--------------------------- ---------------- --------------------- ----------------------- ---------------------------
Proved Undeveloped               53,517,715               375,783            $155,013,300                 $26,738,800
                                 ----------               -------            ------------                 -----------
--------------------------- ---------------- --------------------- ----------------------- ---------------------------
     Total Proved               104,338,338              1,070,802           $ 421,086,900               $161,842,900
                                ===========             =========         ==================          ================
--------------------------- ---------------- --------------------- ----------------------- ---------------------------
----------------------------------------------------------------------------------------------------------------------

Reflects commodity prices of $6.53 Mcf of natural gas and $73.95 per Bbl of liquids as of December 31, 2007.
----------------------------------------------------------------------------------------------------------------------


----------------------------------------------- --- ----------------- --- --------------- -- ----------------------
Reserve Reconciliation                                    Gas                  Oil                Equivalents
                                                          Mcf                  Bbl                   Mcfe
----------------------------------------------- --- ----------------- --- --------------- -- ----------------------

----------------------------------------------- --- ----------------- --- --------------- -- ----------------------
Balance, December 31, 2006                                39,977,000             371,000                42,203,000
----------------------------------------------- --- ----------------- --- --------------- -- ----------------------
 Extensions and discoveries                               23,854,007             160,302                24,815,816
----------------------------------------------- --- ----------------- --- --------------- -- ----------------------
 Revisions of previous estimates                          35,608,302             516,921                38,709,828
----------------------------------------------- --- ----------------- --- --------------- -- ----------------------
 Sales of reserves in place                                 (681,007)             (5,302)                 (712,816)
----------------------------------------------- --- ----------------- --- --------------- -- ----------------------
 Purchases of reserves in place                             9,592,014              69,335                10,008,024
----------------------------------------------- --- ----------------- --- --------------- -- ----------------------
 Production                                               (4,011,978)            (41,454)               (4,260,702)
----------------------------------------------- --- ----------------- --- --------------- -- ----------------------
Balance, December 31, 2007                               104,338,338            1,070,802               110,763,150
                                                         ===========            ==========              ===========
----------------------------------------------- --- ----------------- --- --------------- -- ----------------------
Proved Developed Reserves                                 50,821,000             696,000                54,997,000
----------------------------------------------- --- ----------------- --- --------------- -- ----------------------

----------------------- ------------- ----------------- ------------------- -----------

                                               2007                 2006
                                              Proved               Proved
                              % of           Reserves             Reserves         %
       Category              Reserves          (Mcfe)              (Mcfe)         Chg.
----------------------- ------------- ----------------- ------------------- -----------
Proved
Developed
Producing                        35%        38,709,212          34,323,389         13%
----------------------- ------------- ----------------- ------------------- -----------
Proved Developed
Non-Producing                    15%        16,281,525           6,718,061        142%
----------------------- ------------- ----------------- ------------------- -----------
Proved Undeveloped               50%        55,772,413           1,158,000      4,716%
                                 ---        ----------           ---------      ------
Total                           100%       110,763,150          42,199,450        162%
                                ====       ===========          ==========        ====
----------------------- ------------- ----------------- ------------------- -----------



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About Gasco Energy

Gasco Energy, Inc. is a Denver-based natural gas and petroleum exploitation and development and production company engaged in locating and developing hydrocarbons resources, primarily in the Rocky Mountain region. To learn more, visit www.gascoenergy.com.


Definition - Reserves
Reserves are those quantities of crude oil, natural gas, and natural gas liquids that are anticipated to be commercially recovered from known accumulations from a given date forward. Reserve estimates involve varying degrees of uncertainty, depending largely on the amount of reliable geological and engineering data available at the time of the estimate and the interpretation of the data. The relative degree of uncertainty can be conveyed by broadly placing reserves into one of two categories -- proved or unproved. Two basic methods are commonly used by industry to prepare reserve estimates -- the deterministic and probabilistic methods. The deterministic method yields a single best estimate of reserves based on known geological, engineering and economic data. The probabilistic method uses known geological, engineering and economic data to generate a range of estimated reserve quantities and their associated probabilities. Each reserve classification gives an indication of the probability of recovery.


Definition - Proved Reserves
Proved reserves are those quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves include proved developed producing reserves and proved developed behind-pipe reserves. Proved developed producing reserves are only those reserves expected to be recovered from existing completion intervals in existing wells. Proved developed behind-pipe reserves are those reserves expected to be recovered from existing wells where a relatively minor capital expenditure is required for recompletion. Proved undeveloped reserves are those reserves expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion.


Definition - Unproved Reserves
Unproved reserves are considered less certain to be recovered than proved reserves. Estimates of unproved reserves are based on geologic and/or engineering data similar to that used to estimate proved reserves, but technical, contractual, economic considerations and/or SEC, state or other regulations preclude such reserves from being classified as proved. Unproved reserves may be further sub-classified as probable and possible to denote progressively increasing uncertainty of recoverability.


Importantly, estimation of unproved reserves may assume future economic conditions different than those prevailing at the time of the estimate. The effect of possible future improvements in economic conditions and technological developments can be expressed by allocating appropriate quantities of reserves to the probable and possible classifications.


Definition - Probable Reserves
Probable reserves are estimates of unproved reserves which analysis of geological and engineering data suggests are more likely than not to be recoverable. For estimates of probable reserves based on probabilistic methods, there should be at least a 50% probability that the quantities of reserves actually recoverable will equal or exceed the sum of the estimated proved plus probable reserves.


Probable reserves may include:

     1. reserves in formations known to be productive where SEC regulations limit recognition of proved reserves to direct-offset locations one legal spacing-unit away from a producing well;
     2. reserves anticipated to be proved by normal step-out drilling where subsurface control is currently inadequate to classify these reserves as proved;
     3. reserves in formations that appear to be productive based on well-log characteristics but lack core data or other definitive tests to indicate productive potential and which are not analogous to producing or proved reserves in the area;
     4. incremental reserves attributable to infill drilling that could have been classified as proved if closer statutory spacing had been approved at the time of the estimate;
     5. reserves attributable to improved recovery methods that have been established by repeated commercially successful applications where:

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            a. a project or pilot is planned but not in operation; and
            b. rock, fluid and reservoir characteristics appear favorable for commercial application;
     6. reserves in an area of the formation that appears to be separated from the proved area by faulting and where geologic interpretation indicates that the area is structurally higher than the proved area;
     7. reserves attributable to future workover, treatment, re-treatment, change of equipment, or other mechanical procedures, where such mechanical procedure has not been proved successful in wells which exhibit similar behavior in analogous reservoirs; and/or
     8. incremental reserves in proved reservoirs where an alternative interpretation of performance or volumetric data indicates more reserves are present than can be classified as proved.


Definition - Possible Reserves
Possible reserves are estimates of unproved reserves which analysis of geological and engineering data suggests are less likely to be recovered than probable reserves. For estimates of possible reserves based on probabilistic methods, there should be at least a 10% probability that the quantities of reserves actually recovered will equal or exceed the sum of the estimated proved plus probable plus possible reserves.


Possible reserves may include:

     1. reserves which, based on geological interpretations, could possibly extend beyond areas classified as probable;
     2. reserves in formations that appear to be petroleum bearing based on log and core analysis but may not be productive at commercial rates;
     3. incremental reserves attributed to infill drilling that are subject to technical uncertainty;
     4.   reserves attributed to improved recovery methods where:
          a.   a project or pilot is planned but not in operation; and
          b. rock, fluid and reservoir characteristics are such that there is a reasonable doubt that the project will be commercial; and/or 5. reserves in an area of the formation that appears to be separated from the proved area by faulting and where geological interpretation indicates the area is structurally lower than the proved area.

Forward-looking statements

Certain statements set forth in this press release relate to management's future plans, objectives and expectations. Such statements are forward-looking within the meanings of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding Gasco's future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "project," "estimate," "anticipate," "believe," or "continue" or the negative thereof or similar terminology. Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of Gasco, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken. Forward-looking statements involve known and unknown risks and uncertainties that may cause Gasco's actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Some of the key factors that may cause actual results to vary from those Gasco expects include inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices in response to changes in supply; competition from other companies with greater resources; environmental and other government regulations; defects in title to properties; increases in the Company's cost of borrowing or inability or unavailability of capital resources to fund capital expenditures; and other risks described under "Risk Factors" in Item 1. of the Company's 2006 amended Form 10-K filed with the Securities and Exchange Commission on April 5, 2007.

Contact for Gasco Energy, Inc.: Investor Relations: 303-483-0044



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